UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 9, 2010
(Date of Earliest Event Reported)

MAXIM INTEGRATED PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	1-34192	94-2896096
(State or Other Jurisdiction of Incorporation)	(Commission File Number)(I.R.S. Employer Identification No.)	(IRS Employer Identification No.)

120 SAN GABRIEL DRIVE
SUNNYVALE, CALIFORNIA	94086
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-7600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

The 2010 Annual Meeting of Stockholders of Maxim Integrated Products, Inc., a Delaware corporation (“Maxim” or the “Company”), was held on November 9, 2010. At the meeting, the stockholders of the Company (a) elected each of the seven director nominees proposed by the Board of Directors of the Company and (b) approved and ratified each other matter submitted for a stockholder vote at the meeting and described below.

With respect to each such matter, set forth below are, to the extent applicable, the number of votes cast for or against, the number of votes withheld, the number of abstentions and the number of broker non-votes:

Proposal No. 1 - Election of Directors.

Director Nominee Name	Votes For	Votes Withheld	Broker Non-Votes
Tunc Doluca	249,477,356	2,691,494	22,843,270
B. Kipling Hagopian	202,674,261	49,494,589	22,843,270
James R. Bergman	187,641,687	64,527,163	22,843,270
Joseph R. Bronson	249,260,307	2,908,543	22,843,270
Robert E. Grady	194,571,022	57,597,828	22,843,270
William D. Watkins	249,218,243	2,950,607	22,843,270
Frank Wazzan	200,732,396	51,436,454	22,843,270

 Proposal No. 2 - Ratification of the appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for the fiscal year ending June 25, 2011.

Votes For	Votes Against	Abstain	Broker Non-Votes
270,879,985	2,786,039	1,346,096	—

Proposal No. 3 - Ratification and approval of an amendment to Maxim's 2008 Employment Stock Purchase Plan to increase the number of shares of Maxim common stock reserved for issuance thereunder by 2,000,000 shares.

Votes For	Votes Against	Abstain	Broker Non-Votes
249,280,546	1,535,546	1,352,758	22,843,270

Proposal No. 4 - Ratification and approval of an amendment to Maxim's Amended and Restated 1996 Stock Incentive Plan to increase the number of shares of Maxim common stock available for issuance thereunder by 7,000,000 shares.

Votes For	Votes Against	Abstain	Broker Non-Votes
151,893,426	98,464,333	1,821,091	22,843,270

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAXIM INTEGRATED PRODUCTS, INC.

By:	/s/ Bruce E. Kiddoo
Bruce E. Kiddoo
Senior Vice President and Cheif Financial Officer

Date: November 9, 2010